Exhibit 10.1

Execution Version
EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of August 3, 2021 (the “Execution Date”) by and among Callon Petroleum Company, a Delaware corporation (the “Company”) and Chambers Investments, LLC a Delaware limited liability company (“Kimmeridge”) as holder of the Company’s 9.00% Second Lien Senior Secured Notes due 2025 (the “Second Lien Notes”), issued pursuant to the Indenture, dated as of September 30, 2020 (the “Second Lien Notes Indenture”), by and among the Company, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee and collateral agent (in such capacity, the “Second Lien Notes Trustee”).
RECITALS
WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue to Kimmeridge, in exchange for the Exchanged Notes (as defined herein), new shares of common stock, par value $0.01, of the Company (the “Common Stock”), and grant certain registration rights to Kimmeridge pursuant to the registration rights agreement substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”).
NOW, THEREFORE, subject to the premises and other conditions contained herein, the parties hereto hereby agree as follows:
ARTICLE I
EXCHANGE OF NOTES
Section 1.1    Exchange of Exchanged Notes.
(a)    Subject to the terms and conditions set forth in this Agreement, at the Closing, Kimmeridge shall assign, transfer and deliver to the Company all of its right, title and interest in and to all of the Second Lien Notes held by Kimmeridge as of the date hereof, as set forth on Schedule I hereto (the “Exchanged Notes”), free and clear of any Lien (as defined herein).
(b)    Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and deliver to Kimmeridge, which shall be deemed in full satisfaction of all obligations of the Company under the Exchanged Notes, including in respect of any accrued and unpaid interest, 5,512,623 shares of Common Stock (such shares the “New Common Stock”). For the avoidance of doubt, Kimmeridge will be entitled to the interest payment that is due on October 1, 2021, and shall not be entitled to any cash payment for accrued interest after such date.
(c)    The Company is entitled to deduct and withhold from the consideration otherwise payable by or deliverable by the Company to Kimmeridge in connection with the transactions contemplated by this Section 1.1 such amounts as are required to be withheld under the Internal Revenue Code of 1986, as amended (the “Code”), or other applicable law. Any amount properly deducted and withheld and timely remitted to the appropriate taxing authority shall be treated for all purposes of this Agreement as having been paid to Kimmeridge in respect of which such deduction and withholding was made. Except in the case of any withholding required as a result of Kimmeridge’s failure to comply with Section 2.2(d), the Company shall use commercially reasonable efforts to notify Kimmeridge of its intention to withhold or deduct from the consideration payable or deliverable to Kimmeridge at least two (2) Business Days prior to the date of the applicable payment or delivery, which notice shall include a statement of the amounts it intends to withhold or deduct in respect of the applicable payment or delivery and the applicable provision of law requiring such withholding or deduction. To the extent any such withholding or deduction is required by law, the parties hereto shall cooperate in good faith to reduce or otherwise eliminate any such withholding or deduction.
(d)    The transactions contemplated by this Section 1.1 are referred to herein as the “Exchange.”
ARTICLE II
CLOSINGS
Section 2.1    Closing. Subject to the terms and conditions set forth in this Agreement, the closing of the Exchange will take place two Business Days following the satisfaction or waiver of the conditions set forth in Article V hereof or at such time as the Company and Kimmeridge mutually agree upon in writing, at the offices of Kirkland & Ellis LLP, 609 Main Street, Houston, Texas 77002 (which time and place are designated as the “Closing” and which day is referred to herein as the “Closing Date”).
Section 2.2    Closing Deliverables. On the Closing Date:
(a)    Kimmeridge shall deliver to the Second Lien Notes Trustee customary closing documentation relating to the cancelation of the Exchanged Notes, duly executed and delivered by Kimmeridge;
(b)    the Company shall deliver to Kimmeridge evidence that the New Common Stock has been issued to Kimmeridge, in accordance with Section 1.1 and the allocations set forth on Schedule I hereto, in book-entry form which such entry shall include customary restrictive legends;
(c)    Kimmeridge shall effect through, the facilities of the DTC, the delivery to the Company (or its trustee or designee) of the Exchanged Notes and all other documents and instruments reasonably requested by the Company to effect the transfer and cancellation of such Exchanged Notes to the Company in accordance with the terms hereof; and
(d)    Kimmeridge shall deliver to the Company, as applicable, a properly completed and duly executed Internal Revenue Service Form W-9 or applicable W-8 or other applicable tax forms to provide the information and certification necessary to minimize or avoid any withholding tax.
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Section 2.3    Consummation of Closings. Subject to the satisfaction of all of the closing actions and deliverables set forth in Section 2.2 other than Section 2.2(d), all acts, deliveries and confirmations comprising the Closing, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the date hereof.
Section 2.4    No Transfer of Exchanged Notes after the Exchange Closing; No Further Ownership Rights in Exchanged Notes. Upon consummation of the Exchange, all Exchanged Notes (or interests therein) exchanged pursuant to this Agreement will cease to be transferable and there shall be no further registration of any transfer of any such Exchanged Notes or interests therein. From and after the Exchange, Kimmeridge will cease to have any rights with respect to such Exchanged Notes, including in respect of any accrued and unpaid interest, except as otherwise provided for herein or by applicable law. Upon consummation of the Exchange, the Exchanged Notes will be cancelled and will cease to be outstanding.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to Kimmeridge that the statements contained in this Article III are true and correct, except as may be disclosed in the Company’s reports (the “Company Reports”) filed with or furnished to the Securities and Exchange Commission (the “Commission”) and publicly available prior to the date of this Agreement (other than in the case of fraud or intentional misrepresentation or as set forth in any risk factor contained in the Company Reports):
Section 3.1    Organization and Good Standing. The Company is a corporation duly organized or formed, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority (a) to own and operate its properties, and to enter into this Agreement and the Registration Rights Agreement and perform its obligations hereunder and thereunder and (b) to issue and deliver the New Common Stock. The Company is duly qualified to do business and is in good standing in all jurisdictions wherein such qualification is necessary, except where failure so to qualify would not have a material adverse effect on the business, properties, operations, condition (financial or otherwise), prospects or results of operations of the Company, taken as a whole (a “Material Adverse Effect”).
Section 3.2    Due Authorization. The Company has all requisite power and authority (corporate, limited liability company and other) to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of Kimmeridge, constitutes a valid and legally binding obligation of the Company enforceable against, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, whether considered in a proceeding in equity or at law (collectively, the “Enforceability Exceptions”).
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Section 3.3    No Conflicts. The execution and delivery by the Company of this Agreement and the Registration Rights Agreement and consummation of the transactions contemplated herein and therein do not and will not (i) result in any violation of any terms of the organizational documents of the Company; (ii) conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets is bound or affected or (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court or arbitrator or regulatory or government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision thereof (a “Governmental Body”) having jurisdiction over the Company or any of its properties or assets, except, in the case of (ii) and (iii), as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
Section 3.4    No Consents Required. No consent, approval, authorization, order, registration or qualification of, or filing with, any such court or governmental agency or body is required for the execution, delivery and performance, as relevant, by the Company of this Agreement or the Registration Rights Agreement or the consummation of the transactions contemplated herein or therein, except for such consents, approvals, authorizations, registrations or qualifications: (i) as have been obtained and which are in full force and effect, (ii) as are required in connection with the filing with the SEC of the Proxy Statement in definitive form, (iii) as are required in connection with the filing with the SEC of such reports and other filings under, and such other compliance with, the Exchange Act and the Securities Act, and under state securities, takeover and “blue sky” laws, in each case as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) as are required in connection with obtaining NYSE Stockholder Approval, (v) as are required in connection with obtaining approval of the listing of the New Common Stock to be issued pursuant to this Agreement, and (vi) such consents, approvals, authorizations, orders, registrations, qualifications or filings which if not obtained or made would not, individually or in the aggregate, have a Material Adverse Effect.
Section 3.5    Capitalization. The authorized capital stock of the Company is (a) 78,750,000 shares of Common Stock and (b) 2,500,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable. As of July 31, 2021, there were: (a) 46,290,613 shares of Common Stock outstanding and (b) no shares of Preferred Stock outstanding. As of July 31, 2021, the Company had (a) 919,975 shares of Common Stock reserved for issuance pursuant to outstanding restricted stock unit awards, (b) 338,098 shares of Common Stock reserved for issuance pursuant to outstanding performance stock unit awards, which includes the maximum number of shares issuable pursuant to such awards, (c) 1,589,450 shares of Common Stock authorized and available for issuance pursuant to future grants made under the Company’s equity incentive plan and (d) 1,066,380 shares of Common Stock reserved for future exercises of currently outstanding warrants. The Company has no shares of Common Stock reserved for issuance except for the shares of Common Stock referenced in the preceding sentence. The Company has good title to all outstanding capital stock or limited liability company interests of its subsidiaries, subject to Liens granted under the Company’s Credit
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Agreement, dated as of December 20, 2019, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (as amended, the “Credit Agreement”), the Security Documents (as defined in the Second Lien Notes Indenture) and other liens permitted under the Credit Agreement, the Second Lien Notes Indenture, and all such capital stock or limited liability company interests are duly issued, fully paid and non-assessable, to the extent applicable. Except as disclosed in the Company Reports, as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company to issue or sell any shares of capital stock or other equity securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any equity securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except as disclosed in the Company Reports, as of the date of this Agreement, the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.
Section 3.6    No Violation or Default. Neither the Company nor any of its subsidiaries is in (i) violation of its certificate of formation, certificate of incorporation, limited liability company agreement, bylaws or other equivalent organizational documents, (ii) breach or default (or an event which, with notice or lapse of time or both, would constitute such an event) in the performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties and assets, except for, with respect to clauses (ii) and (iii), any such violation, breach or default that has not had, or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
Section 3.7    Offering. Assuming the accuracy of the representations and warranties of Kimmeridge contained in Article IV, (i) the offer, issue, and delivery of the New Common Stock pursuant to this Agreement by the Company to Kimmeridge under this Agreement does not require registration under the Securities Act, (ii) the New Common Stock was not offered by any form of general solicitation or general advertising and (iii) the New Common Stock is not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.
Section 3.8     No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of its subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the Exchange. Kimmeridge is not required to pay any broker, finder or investment banker any brokerage, finder’s or other fee or commission with respect to the consummation of the transactions contemplated by this Agreement as a result of arrangements made the Company or any of its subsidiaries.
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Section 3.9    No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither the Company nor any Affiliate or representative of the Company has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to the Company, this Agreement or the transactions contemplated hereby and the Company hereby disclaims any reliance on any representation or warranty of Kimmeridge or any Affiliate or representative thereof except for the representations and expressly set forth in Article IV.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF KIMMERIDGE
Kimmeridge hereby represents and warrants to the Company that the statements contained in this Article IV are true and correct:
Section 4.1    Organization and Good Standing. Kimmeridge is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and has all requisite power and authority to enter into this Agreement and perform its obligations hereunder.
Section 4.2    Due Authorization. Kimmeridge has all requisite power and authority (corporate, limited liability company or other) to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Kimmeridge and will constitute a valid and binding obligation of Kimmeridge, enforceable against such Kimmeridge in accordance with its terms, except as such enforceability may be limited by Enforceability Exceptions.
Section 4.3    No Conflicts. The execution and delivery by Kimmeridge of this Agreement and consummation of the transactions contemplated herein do not and will not (i) result in any violation of any terms of the organizational documents of Kimmeridge; (ii) conflict with or result in a breach by Kimmeridge of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other material agreement or instrument to which Kimmeridge is a party or by which Kimmeridge or any of its properties or assets is bound or affected or (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court or arbitrator or regulatory or Governmental Body having jurisdiction over Kimmeridge or any of its properties or assets, except, in the case of (ii) and (iii), as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, operations, financial condition or results of operations of Kimmeridge and its subsidiaries, taken as a whole.
Section 4.4    Ownership of Notes. Kimmeridge is, as of the date hereof, (i) the sole beneficial owner of the Exchanged Notes, the principal amount of which is set forth on Schedule I hereto, having the power to vote and dispose of such Exchanged Notes and (ii) entitled to all of the rights and economic benefits of such Exchanged Notes. There are no outstanding agreements, arrangements or understandings under which Kimmeridge may be obligated to transfer any of the Exchanged Notes, other than this Agreement.
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Section 4.5    Ownership of Common Stock. Kimmeridge is, as of the date hereof, the sole beneficial owner of 5,585,654 shares of Common Stock, having the sole power to dispose of such shares Common Stock and vote such shares of Common Stock at any meeting of the stockholders of the Company. There are no outstanding agreements, arrangements or understandings under which Kimmeridge may be obligated to transfer such shares of Common Stock prior to the Closing Date.
Section 4.6    Transfers. Kimmeridge has made no prior assignment, sale, participation, grant, conveyance or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant or otherwise transfer (except for Liens in favor of a broker dealer over property in an account with such dealer generally in which an encumbrance is released upon transfer), in whole or in part, any portion of its right, title or interests in the Exchanged Notes, subject to this Agreement, that is inconsistent with the representations and warranties made in Section 4.4 or Section 4.5 hereof or that would render Kimmeridge otherwise unable to comply with its obligations under this Agreement.
Section 4.7    No Liens. The Exchanged Notes are not subject to any Lien, except for Liens in favor of a broker dealer over property in an account with such dealer generally in which an encumbrance is released upon transfer. The execution and delivery of, and the performance by Kimmeridge of its obligations under, this Agreement, will not result in the creation of any Lien upon the Exchanged Notes other than those arising hereunder. Upon the consummation of the Exchange, the Company will acquire the Exchanged Notes free and clear of any Lien other than Liens arising from acts of the Company, contemplated herein, provided for under the Credit Agreement or the Second Lien Notes Indenture or arising under applicable securities laws.
Section 4.8    Investment Experience. Kimmeridge has such knowledge and experience in financial and business affairs that Kimmeridge is capable of evaluating the merits and risks of an investment in the New Common Stock. Kimmeridge is an “accredited investor,” within the meaning of Rule 501 under the Securities Act and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. Kimmeridge will acquire the New Common Stock for its own account, for investment, and not with a view to or for sale in connection with any distribution thereof in violation of the registration provisions of the Securities Act or the rules and regulations promulgated thereunder. Kimmeridge understands that the New Common Stock is being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Kimmeridge’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Kimmeridge set forth herein in order to determine the availability of such exemptions and the eligibility of Kimmeridge to acquire the New Common Stock. Kimmeridge acknowledges that no representations, express or implied, are being made with respect to the Company, the New Common Stock, or otherwise in connection with the transactions contemplated by this Agreement, other than those expressly set forth herein. In making its decision to invest in the New Common Stock hereunder, Kimmeridge has relied upon independent investigations made by Kimmeridge and, to the extent believed by Kimmeridge to be appropriate, Kimmeridge’s representatives, including Kimmeridge’s own professional, tax and other advisors. Kimmeridge and its representatives have been given the
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opportunity to ask questions of, and to receive answers from, the Company and its representatives concerning the terms and conditions of the investment in the New Common Stock. Kimmeridge has reviewed, or has had the opportunity to review, all information it deems necessary and appropriate for its to evaluate the financial risks inherent in an investment in the New Common Stock and has had sufficient time to evaluate the transactions contemplated by the this Agreement. Kimmeridge understands that its investment in the New Common Stock involves a high degree of risk and that no Governmental Body having jurisdiction over such Investor or any of its subsidiaries or any of their properties and assets has passed on or made any recommendation or endorsement of the New Common Stock.
Section 4.9    Securities Law Matters. Kimmeridge has been advised by the Company and acknowledges that: (i) the offer and sale of the New Common Stock has not been registered under the Securities Act; and (ii) the offer and sale of the New Common Stock is intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) under the Securities Act. Kimmeridge is familiar with the Securities Act, as presently in effect, and understands the resale limitations imposed thereby.
Section 4.10    No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither Kimmeridge nor any Affiliate or representative of Kimmeridge has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to Kimmeridge, this Agreement or the transactions contemplated hereby and Kimmeridge hereby disclaims any reliance on any representation or warranty of the Company or any Affiliate or representative thereof except for the representations and expressly set forth in Article III.
ARTICLE V
CONDITIONS PRECEDENT TO EXCHANGE
Section 5.1    Conditions Precedent to the Company’s Obligation to Consummate the Exchange. The obligation of the Company to consummate the Exchange at Closing is subject to the satisfaction or waiver (by the Company) of the following conditions:
(a)    Representations and Warranties. Each of the representations and warranties of Kimmeridge set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representation or warranty speaks to a specific date, in which case, as of such specific date).
(b)    Performance; No Default. Kimmeridge shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing Date.
(c)    No Actions. No action suit or legal, administrative or arbitral proceeding or investigation (an “Action”) shall have been instituted (or be pending) by or before any court or governmental agency or body to restrain or prohibit this Agreement or the consummation of the
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Exchange. No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction preventing consummation of the Exchange shall be in effect.
(d)    Stockholder Approval. The Company shall have obtained NYSE Stockholder Approval for the issuance of the New Common Stock to Kimmeridge pursuant to this Agreement.
Section 5.2    Conditions Precedent to Kimmeridge’s Obligation to Consummate the Exchange. The obligation of Kimmeridge to consummate the Exchange at Closing is subject to the satisfaction or waiver (by Kimmeridge) of the following conditions:
(a)    Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representation or warranty speaks to a specific date, in which case, as of such specific date).
(b)    Performance; No Default. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing Date.
(c)    Officer’s Certificate. Kimmeridge shall have received a certificate, dated as of the Closing Date, of an Officer of the Company, certifying that the conditions specified in Section 5.2(a) and Section 5.2(b) have been fulfilled.
(d)    No Actions. No Actions shall have been instituted (or be pending) by or before any court or governmental agency or body to restrain or prohibit this Agreement or the consummation of the Exchange. No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction preventing consummation of the Exchange shall be in effect.
(e)    Stockholder Approval. The Company shall have obtained NYSE Stockholder Approval for the issuance of the New Common Stock to Kimmeridge pursuant to this Agreement.
(f)    NYSE SLAP. The Company has delivered to Kimmeridge a fully executed “Supplemental Listing Application” approving the shares of New Common Stock for listing by the NYSE.
(g)    Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect.
(h)    Primexx Acquisition. The Company shall have consummated the transactions contemplated by (i) that certain purchase and sale agreement, dated as of the date hereof, by and among the Company, Callon Petroleum Operating Company and Primexx Resource Development, LLC and (ii) that certain purchase and sale agreement, dated as of the
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date hereof, by and among the Company, Callon Petroleum Operating Company and BPP Acquisition LLC.
ARTICLE VI
CERTAIN COVENANTS AND AGREEMENTS
Section 6.1    NYSE Stockholder Approval. The Company shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to obtain, as promptly as reasonably practicable, stockholder approval (“NYSE Stockholder Approval”) under the stockholder approval rules contained in Rule 312.03(b) of the New York Stock Exchange Listed Company Manual, for the issuance of the New Common Stock to Kimmeridge pursuant to this Agreement. Notwithstanding the foregoing, within 30 days following the date hereof, the Company shall prepare and file with the Commission a proxy statement in preliminary form containing the information specified in Schedule 14A of the Securities Exchange Act of 1934, as amended, in connection with obtaining NYSE Stockholder Approval (the “Proxy Statement” and such proposal to be approved by the Company’s stockholders, the “Related Party Issuance Proposal”). The Company shall cooperate and provide Kimmeridge with a reasonable opportunity to review and comment on the Proxy Statement (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the SEC, including the proposed final version of any such document or responses, prior to filing such documents with the SEC, and the Company will give reasonable consideration to all comments reasonably proposed by Kimmeridge. The Company will take, in accordance with applicable law, the NYSE listing rules and its certificate of incorporation and bylaws, all action necessary to call, hold and convene a special meeting of its stockholders to consider and vote upon the Related Party Issuance Proposal as promptly as reasonably practicable after the filing of the Proxy Statement in definitive form with the SEC.
Section 6.2    Agreement To Retain Securities.
(a)    From the date hereof until the Closing Date, Kimmeridge shall not, with respect to any shares of Common Stock Beneficially Owned or Exchanged Notes held by Kimmeridge, (i) Transfer any such Exchanged Notes or Common Stock or (ii) deposit any such shares of Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to such shares of Common Stock or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto or (iii) agree (regardless of whether in writing) to take any of the actions referred to in the foregoing clause (i) or (ii).
(b)    Notwithstanding Section 6.2(a), Kimmeridge may: (i) Transfer shares of Common Stock to one or more Affiliates who agrees in writing to be bound by this Agreement and delivers a copy of such executed written agreement to the Company prior to the consummation of such transfer, (ii) Transfer up to 500,000 shares of Common Stock or (iii) Transfer shares of Common Stock with the prior written consent the Company.
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Section 6.3    Agreement to Vote.
(a)    From and after the date hereof until the earlier of (i) the Closing Date and (ii) the termination of this Agreement in accordance with Section 8.1, Kimmeridge irrevocably and unconditionally agrees that it shall, at any meeting of the stockholders of the Company (whether or not an adjourned or postponed meeting), however called, (x) appear at such meeting or otherwise cause the shares of Common Stock to be counted as present thereat for purpose of establishing a quorum and (y) with respect to any meeting at which a vote of the Company’s stockholders is requested, vote, or cause to be voted at such meeting, all shares of Common Stock then Beneficially Owned by Kimmeridge (including by proxy or written consent, if applicable) as of the record date set therefore:
(i)    in favor of the Related Party Issuance Proposal;
(ii)    against any other proposal, transaction, agreement or other action inconsistent with or made in opposition to approval of the Related Party Issuance Proposal or matters contemplated by this Agreement.
(iii)    against any other proposal, transaction, agreement or other action that would or would reasonably be expected to result in a breach in any respect of any covenant, representation, warranty or other agreement contained in this Agreement; and
(iv)    in favor of any proposal to adjourn or postpone such stockholder meeting to a later date if there are not sufficient votes to approve the Related Party Issuance Proposal.
(b)    From and after the date hereof until the earlier of (i) the Closing Date and (ii) the termination of this Agreement in accordance with Section 8.1, Kimmeridge hereby irrevocably and unconditionally grants to, and appoints, the Company and any designee of the Company (determined in the Company’s sole discretion) as its proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Kimmeridge, to vote or cause to be voted (including by proxy or written consent, if applicable) its then owned shares of Common Stock at any such meeting of the Company’s stockholders contemplated by this Agreement in accordance with the Section 6.3(a). Kimmeridge further affirms that the irrevocable proxy set forth in this Section 6.3(b) is coupled with an interest and, except upon the occurrence of the Closing or termination in accordance with Section 8.1, is intended to be irrevocable.
(c)    From and after the date hereof until the earlier of (i) the Closing Date and (ii) the termination of this Agreement in accordance with Section 8.1, Kimmeridge agrees not to take, and shall cause its controlled Affiliates and representatives not to take, any other action that could reasonably be expected to impede, interfere with, delay, discourage, postpone or adversely affect the transactions contemplated by this Agreement. Any attempt to vote, consent or dissent with respect to (or otherwise to utilize the voting power of), the shares of Common Stock Beneficially Owned by Kimmeridge in contravention of Section 6.2 and this Section 6.3 shall be null and void ab initio.
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Section 6.4    Tax Matters. The Company and Kimmeridge agree that the transactions contemplated by this Agreement are properly considered a “recapitalization” under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended. Each of the Company and Kimmeridge shall report the transactions contemplated herein consistent with this Section 6.4 and shall not take any position contrary on any tax return, audit, or otherwise except as clearly required by law; provided, that nothing in this Section 6.4 shall be interpreted to in any way hinder or prevent either Party’s ability to settle any audit, litigation, or other dispute with any taxing authority.
ARTICLE VII
SURVIVAL; INDEMNIFICATION
Section 7.1    Survival. The representations and warranties of the Company and Kimmeridge contained in this Agreement or in any certificate furnished hereunder shall survive Closing for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of the Company or Kimmeridge, except (a) the representations and warranties of the Company set forth in Section 3.1, and 3.2, shall survive indefinitely and (b) the representations and warranties of Kimmeridge set forth in Section 4.1, and 4.2 shall survive indefinitely. The covenants in this Agreement that are to be performed in whole or part from or after Closing shall survive the Closing until fully performed.
Section 7.2    Indemnification.
(a)    The Company agrees to indemnify and hold harmless Kimmeridge, its affiliates, directors and officers, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any breach of its representations or covenants contained in this Agreement.
(b)    Kimmeridge agrees to indemnify and hold harmless the Company, each of its respective directors and officers from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any breach of Kimmeridge’s representations or covenants contained in this Agreement.
(c)     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified
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Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for Kimmeridge, its affiliates, directors and officers and any control persons of Kimmeridge shall be designated in writing by Kimmeridge and any such separate firm for the Company, its respective directors and officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
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ARTICLE VIII
MISCELLANEOUS
Section 8.1    Termination.
(a)    This Agreement may be terminated at any time prior to Closing as follows:
(i)    by the Company and Kimmeridge upon the mutual written agreement to terminate the Agreement;
(ii)    by the Company or Kimmeridge if the consummation of the Exchange has not occurred at or prior to 11:59 p.m. on December 31, 2021 (the “Outside Date”);
(iii)    by the Company or Kimmeridge in the event of an order, judgment or decree delaying the consummation of the Exchange beyond the Outside Date; or
(iv)    by Kimmeridge, if the Company has materially breached this Agreement, or by the Company, if Kimmeridge has materially breached this Agreement.
(b)    In the event of any termination as provided in this Section 8.1, this Agreement, solely as it relates to the agreements contained herein between Kimmeridge and the Company, shall immediately become void and of no further force or effect; provided, however, that the provisions of this Article VIII shall survive any such termination. Notwithstanding the foregoing, in no event shall any such termination pursuant to this Section 8.1 relieve Kimmeridge or the Company from: (i) liability for its breach or non-performance of its obligations under this Agreement before the date of such termination or (ii) any obligations under this Agreement which expressly survive any such termination hereunder.
Section 8.2    Severability. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision or the validity and enforceability of this Agreement in any other jurisdiction.
Section 8.3    Governing Law; Jurisdiction. This Agreement will in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules. All actions or proceedings arising out of or relating to this Agreement will be heard and determined exclusively in any federal court of the United States of America sitting in the City of New York, Borough of Manhattan; provided, that if such federal court does not have jurisdiction over such action or proceeding, such action or proceeding will be heard and determined exclusively in any state court sitting in the City of New York, Borough of Manhattan. Consistent with the preceding sentence, the parties hereto hereby (i) submit to the exclusive jurisdiction of any federal or state court sitting in City of New York, Borough of Manhattan, for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or
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immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.
Section 8.4    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 8.5    Headings. Section headings in this Agreement are included herein for convenience of reference only and will not constitute a part of, or affect the interpretation of, this Agreement.
Section 8.6    Certain Definitions. Capitalized terms in this Agreement shall have the meanings specified below, or as specified elsewhere in this Agreement, for all purposes hereof. The following terms, as used in this Agreement, shall have the meanings as set forth below:
(a)    “Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person; provided, that the Company, Affiliates of the Company, and any portfolio company of Kimmeridge, or any Affiliates of any portfolio company of Kimmeridge (which are not otherwise Affiliates of Kimmeridge and would only be deemed Affiliates of Kimmeridge pursuant to their relationship with one or more portfolio companies of Kimmeridge) shall not be deemed an Affiliate of Kimmeridge, as applicable.
(b)    “Beneficially Own” shall have the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and any Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule.
(c)    “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.
(d)    “Control,” “Controlling” or “Controlled” means, as to a specified Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
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(e)    “Lien” means, except as otherwise specifically defined in this Agreement, any lien, pledge, mortgage, security interest, charge, option or other encumbrance of adverse claim of any kind.
(f)    “Officer” means the President and Chief Executive Officer, the Chief Financial Officer, or any Senior Vice President of the Company.
(g)    “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
(h)    “Transfer” means (a) any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any shares of Common Stock owned by Kimmeridge (whether beneficially or of record), including in each case through the Transfer of any Person or any interest in any Person or (b) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions, other than as permitted by Section 6.2(b), that results in an amount of Shares subject to Section 6.2 and 6.3 that is less than the amount of shares of Common Stock subject to Section 6.2 and 6.3 as of the date hereof.
Section 8.7    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.
Section 8.8    Assignment; Binding Effect. Kimmeridge shall not convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the Company, and the Company shall not convey, assign or otherwise transfer any of its rights and obligations under this Agreement without the express written consent of each Kimmeridge. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Section 8.9    Waiver; Remedies. No delay on the part of Kimmeridge or the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of Kimmeridge or the Company of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege of such party under this Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.
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Section 8.10    Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this agreement or to enforce specifically the performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.
Section 8.11    Entire Agreement. This Agreement represent the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings (whether written or oral) between the parties hereto with respect to the subject matter hereof.
Section 8.12    Amendment. This Agreement may be modified or amended only by written agreement of each of the parties to this Agreement.
Section 8.13    Notice. Any notice or communications hereunder shall be in writing and will be deemed to have been given if delivered in person or by electronic transmission or by registered or certified first-class mail or courier service to the following addresses, or such other addresses as may be furnished hereafter by notice in writing:
if to the Company:

Callon Petroleum Company
One Briarlake Plaza
2000 W. Sam Houston Parkway S., Suite 2000
Houston, Texas
Attention:	Michol Ecklund, Senior Vice President, General Counsel and Corporate Secretary
Email:	mecklund@callon.com
legal@callon.com

with a copy to, which shall not constitute notice to the Company:

Kirkland & Ellis LLP
609 Main St
Houston, TX 77002
Attention:	Sean T. Wheeler
Michael W. Rigdon
Email:	sean.wheeler@kirkland.com
michael.rigdon@kirkland.com

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if to Kimmeridge:

c/o Kimmeridge Energy Management Company
412 West 15th Street, 11th Floor
New York, New York 10011
Attention:	Tamar Goldstein
Email:	tamar.goldstein@kimmeridge.com

With a copy to (which shall not constitute notice):

c/o Sidley Austin LLP
1000 Louisiana Street, Suite 5900
Houston, TX 77002
Attention:	Irving L. Rotter
George J. Vlahakos
Email:	irotter@sidley.com
gvlahakos@sidley.com

Section 8.14    Expenses. If, prior to the consummation of the Exchange, this Agreement is terminated in accordance with Section 8.1, all costs and expenses incurred by Kimmeridge in connection with, or in anticipation of, this Agreement and the transactions contemplated hereby shall be paid by the Company within fifteen (15) Business Days after the Company’s receipt of the applicable invoice. For the avoidance of doubt, in the event that the Exchange is consummated, all costs and expenses incurred by Kimmeridge in connection with, or in anticipation of, this Agreement and the transactions contemplated hereby shall be borne by Kimmeridge.
[Signature pages follow]
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

COMPANY:
CALLON PETROLEUM COMPANY

By:	/s/ Joseph C. Gatto, Jr.
Name:	Joseph C. Gatto, Jr.
Title:	President & CEO
Signature Page to Exchange Agreement

KIMMERIDGE:
CHAMBERS INVESTMENTS, LLC

By:	/s/ Noam Lockshin
Noam Lockshin
Manager
Signature Page to Exchange Agreement

Schedule I

Holder Name	Aggregate Principal Amount of 2025 Notes for DWAC Withdrawal CUSIP/ISIN Numbers: 13123X BB7 / U1303X AF3	Aggregate Number of Shares of New Common Stock to be Issued	Holder EIN	Business Address
Chambers Investments, LLC	$197,000,000	5,512,623	85-3027096	412 West 15th Street, 11th Floor New York, New York 10011

Schedule I to Exchange Agreement

Exhibit A
Form of Registration Rights Agreement
[See attached]
Exhibit A to Exchange Agreement

Exhibit Version

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN
CALLON PETROLEUM COMPANY
AND
CHAMBERS INVESTMENTS, LLC
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [●], by and among Callon Petroleum Company, a Delaware corporation (the “Company”), and Chambers Investments, LLC, and the entities affiliated therewith (“Kimmeridge”).
WHEREAS, this Agreement is entered into in connection with the Company’s issuance of shares of common stock, par value $0.01, of the Company (the “Common Stock”) in exchange for the Company’s 9.0% Second Lien Senior Secured Notes due 2025 pursuant to that certain Exchange Agreement (the “Exchange Agreement”), dated as of August 3, 2021, by and between the Company and Kimmeridge; and
WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of Kimmeridge pursuant to the Exchange Agreement; and
WHEREAS, it is a condition to the obligations of Kimmeridge under the Exchange Agreement that this Agreement be executed and delivered.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Definitions. The terms set forth below are used herein as so defined:
“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act.
“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Board” means the Board of Directors of the Company.

“Beneficially Own” shall have the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and any Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule.
“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by law or other governmental action to close.
“Closing Date” means the date of consummation of the transactions contemplated by the Exchange Agreement.
“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company.
“Common Stock Price” means the volume weighted average closing price of the Common Stock (as reported by the NYSE or, if the NYSE is not the Company’s primary securities exchange or market, such primary securities exchange or market) for the twenty (20) trading days immediately preceding the date on which the determination is made (or, if such price is not available, as determined in good faith by the Board).
“Company” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person whether though the ownership of voting securities, by contract or otherwise. The terms “Controlled” and “Controlling” shall have correlative meanings.
“Effective Date” means, with respect to a particular Shelf Registration Statement, the date of effectiveness of such Shelf Registration Statement.
“Effectiveness Period” means the period beginning on the Effective Date for the Registration Statement and ending at the time all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities.
“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC promulgated thereunder.
“Exchange Agreement” has the meaning specified therefor in the recitals of this Agreement.
“Existing Registration Rights Agreement” means the registration rights agreement, dated as of September 30, 2020, by and between the Company and Kimmeridge.
“Freely Tradable” means, with respect to any security, that such security, when held by the holder thereof, is no longer subject to the restrictions on trading under the provisions of Rule 144 under the Securities Act (or any successor rule or regulation to Rule 144 then in force), including volume and manner of sale restrictions, and the current public information requirement of Rule 144(e) (or any successor rule or regulation to Rule 144 then in force) no longer applies; provided that if a Holder Beneficially Owns 10% or more of the Company’s then outstanding Common Stock, then such Holder’s Common Stock shall be deemed not to be Freely Tradable for so long as such Holder Beneficially Owns 10% or more of the Company’s outstanding Common Stock.
“Governmental Authority” means any federal, state, local or foreign government, or other governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.
“Holder” means the holder of any Registrable Securities.
“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.
“Kimmeridge” has the meaning specified therefor in the introductory paragraph of this Agreement.
“Law” means any statute, law, ordinance, regulation, rule, order, code, governmental restriction, decree, injunction or other requirement of law, or any judicial or administrative interpretation thereof, of any Governmental Authority.
“Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.
“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.
“Notes” has the meaning specified therefor in the introductory paragraph of this Agreement.
“NYSE” means The New York Stock Exchange, Inc.
“Opt-Out Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.
“Person” means an individual or a corporation, limited liability company, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
“Purchase Agreement” means that certain purchase agreement, dated as of September 30, 2020, by and among the Company, Kimmeridge and the other parties thereto, which provided for the issuance and sale of the Company’s 9.00% Second Lien Senior Secured Notes due 2025 and the Warrants to Kimmeridge.
“Registrable Securities” means the Common Stock issued to the Holder pursuant to the Exchange Agreement and any securities issued or then issuable upon the exercise of the

Warrants or any stock split, dividend or other distribution, recapitalization or similar event with respect thereto.
“Registrable Securities Amount” means the calculation based on the product of the Common Stock Price times the number of applicable Registrable Securities.
“Registration Expenses” has the meaning specified therefor in Section 2.07(b) of this Agreement.
“Registration Statement” has the meaning specified therefor in Section 2.01 of this Agreement.
“Required Holders” means initially, Kimmeridge, and subsequent to a transfer by Kimmeridge of the Registrable Securities, the Holder or collective Holders of greater than 50% of the Registrable Securities.
“Rule 405” means Rule 405 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect).
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Selling Expenses” has the meaning specified therefor in Section 2.07(b) of this Agreement.
“Selling Holder” means a Holder who is selling Registrable Securities under a Registration Statement pursuant to the terms of this Agreement.
“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.08(a) of this Agreement.
“Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect).
“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Registrable Securities are sold to one or more underwriters on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
“Warrants” means the Series B warrants issued by the Company pursuant to the Purchase Agreement.
“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Section 1.02    Registrable Securities. Any Registrable Security shall cease to be a Registrable Security at the earliest of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been sold or disposed of (excluding transfers or assignments by a Holder to an Affiliate) pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) under circumstances in which all of the applicable conditions of Rule 144 (as then in effect) are met; (c) when such Registrable Security is held by the Company or one of its Affiliates; or (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.10 hereof. In addition, any Registrable Security will cease to be a Registrable Security upon the date that such security is Freely Tradeable; provided that, for the avoidance of doubt, Common Stock that is not a Registrable Security because it is Freely Tradable will become a Registrable Security to the extent it is subsequently not Freely Tradable.
ARTICLE II
REGISTRATION RIGHTS
Section 2.01    Shelf Registration.
(a)    Shelf Registration. Within three Business Days of the Closing Date, the Company shall prepare and file a Shelf Registration Statement with the SEC to permit the public resale of all Registrable Securities on the terms and conditions specified in this Section 2.01 (a “Registration Statement”). The Registration Statement filed with the SEC pursuant to this Section 2.01 shall be on Form S-3 and, if the Company is a WKSI as of the filing date thereof, shall be an Automatic Shelf Registration Statement or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities, covering the Registrable Securities, and shall contain a prospectus in such form as to permit any Selling Holder covered by such Registration Statement to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) at any time beginning on the Effective Date for such Registration Statement. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 2.01 to be declared effective as soon as reasonably practicable thereafter. During the Effectiveness Period, the Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 2.01 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available for the resale of the Registrable Securities until all Registrable Securities have ceased to be Registrable Securities; provided, that the Company shall not be required to supplement or amend such Registration Statement more than once in any calendar quarterly period to name additional parties as the result of any transfer of registration rights. The Company shall prepare and file a supplemental listing application with the NYSE (or such other national securities exchange on which the Registrable Securities are then listed and traded) to list the Registrable Securities covered by a Registration Statement and shall use its reasonable best efforts to have such Registrable Securities approved for listing on the NYSE (or such other national securities exchange on which the Registrable Securities are then listed and traded) by the Effective Date of such Registration Statement, subject only to official notice of issuance. As soon as practicable following the Effective Date of a Registration Statement, but in any event within three Business Days of such date, the Company shall notify the Required Holders of the effectiveness of such Registration Statement. When effective, a Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made).
(b)    Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to (i) the Holders, delay the filing of a Registration Statement required under Section 2.01, or (ii) any Selling Holder whose Registrable Securities are included in a Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus that is a part of such Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to such Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Registrable Securities) if the Company (x) is pursuing an acquisition, merger, tender offer, reorganization, disposition or other similar transaction and the Board determines reasonably and in good faith that (A) the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Registration Statement or other registration statement or (B) such transaction renders the Company unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement or other registration statement contemplated by this Agreement on a post effective basis, as applicable, or (y) has experienced some other material non-public event the disclosure of which at such time, in the reasonable and good faith judgment of the Board, would materially adversely affect the Company; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to such Registration Statement for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice, but in any event within one Business Day of such disclosure or termination, to the Selling Holders whose Registrable Securities are included in such Registration Statement and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.02    Piggyback Rights.
(a)    Participation. So long as a Holder has Registrable Securities, if the Company proposes to file (i) a shelf registration statement other than a Registration Statement contemplated by Section 2.01 and other than a registration statement on Forms S-4 or S-8 and any successor forms, (ii) a prospectus supplement to an effective shelf registration statement relating to the sale of equity securities of the Company, other than a Registration Statement contemplated by Section 2.01 and Holders may be included without the filing of a post-effective amendment thereto, or (iii) a registration statement, other than a shelf registration statement, and other than a registration statement on Forms S-4 or S-8 and any successor forms, in each case, for the sale of Common Stock in an Underwritten Offering for its own account or that of another Person, or both, then the Company shall give prompt written notice of its intention to effect such registration at least five Business Days before the proposed date of filing of the applicable Registration Statement or prospectus supplement, or at least two Business Days in connection with any overnight or bought Underwritten Offering, to the Holders and such notice shall (A) describe the intended method(s) of distribution, and the name of the proposed Managing Underwriter or Underwriters, if any, in such offering and (B) offer the Holders the opportunity to include in such registration statement, prospectus supplement or Underwritten Offering, as the case may be, such number of Registrable Securities (the “Included Registrable Securities”) as the Holders may request in writing (such request may include the Registrable Securities to be included on behalf of any other Holder, as specified by the Holders); provided, however, that if the Company has been advised by the Managing Underwriter of any such Underwritten Offering that the inclusion of all Registrable Securities that the Selling Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Stock in the Underwritten Offering, then (x) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter without having such adverse effect, the Company shall not be required to offer such opportunity to the Holders or (y) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the Managing Underwriter without having such adverse effect, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b) or in such other manner as such Selling Holders may agree. Any notice required to be provided in this Section 2.02(a) to the Holders shall be provided on a Business Day and receipt of such notice shall be confirmed by the Holders. Holders shall then have two Business Days (or one Business Day in connection with any overnight or bought Underwritten Offering) after notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering. If no written request for inclusion from Holders is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and, (1) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (2) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities as part of such Underwritten Offering for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Company of such withdrawal at least one Business Day before the time of pricing of such Underwritten Offering. Holders may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing prior to five Business Day before the time of pricing of such underwritten offering. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder (unless such Holder’s Opt-Out Notice is subsequently revoked) shall no longer be entitled to participate in Underwritten Offerings by the Company pursuant to this Section 2.02(a).
(b)    Priority. If the Managing Underwriter of any proposed Underwritten Offering of Common Stock involving Included Registrable Securities pursuant to this Section 2.02 advises the Company that the total amount of Common Stock that the Selling Holders and any other Persons intend to include in such offering exceeds the number of shares of Common Stock that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Stock offered or the market for the Common Stock, then the Common Stock to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter advises the Company can be sold without having such adverse effect, with such number to be allocated (i) first, to the Company or other party or parties requesting or initiating such registration, (ii) second, by the Selling Holders who have requested participation in such Underwritten Offering, allocated among such Selling Holders pro rata on the basis of the number of Registrable Securities held by each Selling Holder or in such manner as they may agree and (iii) third, by the other holders of Common Stock (other than Holders) with registration rights entitling them to participate in such Underwritten Offering, allocated among such other holders pro rata on the basis of the number of shares of Common Stock held by each applicable other holder or in such manner as they may agree.
Section 2.03    Underwritten Offerings.
(a)    Demand Offering. In the event that any Holder elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and reasonably expects gross proceeds of at least $25 million from such Underwritten Offering (together with any Registrable Securities to be disposed of by a Selling Holder who has elected to participate in such Underwritten Offering pursuant to Section 2.02), the Company shall, at the written request of such Selling Holder(s), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the Managing Underwriter or Underwriters selected by the Company (subject to the written consent of the Initiating Holder of such Underwritten Offering, which consent shall not be unreasonably withheld), which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and shall take all such other reasonable actions as are requested by the Managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable

Securities; provided, however, that the Company shall have no obligation to facilitate or participate in, including entering into any underwriting agreement for more than two Underwritten Offerings at the request of the Holders hereunder; provided, further, that if the Company is conducting or actively pursuing a securities offering of Common Stock with anticipated gross offering proceeds of at least $25 million (other than in connection with any at-the-market offering or similar continuous offering program), then the Company may suspend such Selling Holders’ rights to require the Company to conduct an Underwritten Offering pursuant to this Section 2.03; provided, however, that the Company may only suspend such Selling Holders’ rights to require the Company to conduct an Underwritten Offering pursuant to this Section 2.03 once in any six-month period and in no event for a period that exceeds an aggregate of 75 days in any 180-day period or 105 days in any 365-day period.
(b)    General Procedures. In connection with any Underwritten Offering contemplated by Section 2.03(a), the underwriting agreement into which each Selling Holder and the Company shall enter shall contain such representations, covenants, indemnities (subject to Section 2.08) and other rights and obligations as are customary in Underwritten Offerings of securities by the Company. No Selling Holder shall be required to make any representations or warranties to, or agreements with, the Company or the Underwriters other than representations, warranties or agreements regarding (i) such Holder’s ownership of its Registrable Securities to be sold or transferred, (ii) such Selling Holder’s authority to enter into such underwriting agreement and to sell or transfer such securities, (iii) its intended method of distribution and (iv) any other such matters or representations pertaining to compliance with securities laws as may be reasonably requested. If any Selling Holder disapproves of the terms of an Underwritten Offering contemplated by this Section 2.03, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering to be effective; provided, further, that in the event the Managing Underwriter or Underwriters of any proposed Underwritten Offering advise the Company that the total amount of Registrable Securities that Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Registrable Securities offered or the market for the Common Stock, and the amount of Registrable Securities requested to be included in such Underwritten Offering by the Holder that initiated such Underwritten Offering pursuant to Section 2.03(a) (the “Initiating Holder”) is reduced by 50% or more, the Initiating Holder will have the right to withdraw from such Underwritten Offering by delivering notice to the Company at least one Business Day prior to the time of pricing of such Underwritten Offering. If, pursuant to the preceding sentence, the entire Demand Registration Request is revoked, then, at the option of the Holder or Holders who revoke such request, either (i) such Holder or Holders shall reimburse the Company for all of its reasonable and documented incremental out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement or prospectus supplement with respect to such requested Underwritten Offering, which incremental out-of-pocket expenses, for the avoidance of doubt, shall not include overhead expenses and which requested Underwritten Offering, whether or not completed, will not decrease the number of Underwritten Offerings the Holders shall have the right and option to request under this Section 2.03.

(c)    Priority. If the Managing Underwriter of any proposed Underwritten Offering of Registrable Securities pursuant to this Section 2.03 advises the Company that the total amount of Common Stock that the Selling Holders and any other Persons intend to include in such offering exceeds the number of shares of Common Stock that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Stock offered or the market for the Common Stock, then the Common Stock to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter advises the Company can be sold without having such adverse effect, with such number to be allocated (i) first, to the Selling Holder who requested such Underwritten Offering, (ii) second, to any other Holders of Registrable Securities who have elected to participate in such Underwritten Offering, allocated among such other Selling Holders pro rata on the basis of the number of Registrable Securities held by each such Selling Holder or in such other manner as such Selling Holders may agree, and (iii) third, to the Company.
Section 2.04    Sale Procedures. In connection with its obligations under this Article II, the Company shall, as expeditiously as possible:
(a)    use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;
(b)    if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from a Registration Statement and the Managing Underwriter at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Company shall use its reasonable best efforts to include such information in such prospectus supplement;
(c)    furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC other than annual or quarterly reports on Form 10-K or 10-Q, respectively, current reports on Form 8-K or proxy statements; provided, however, that such reports or proxy statements shall be provided at least two Business Days prior to filing in connection with any Underwritten Offering), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;
(d)    if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by a Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company shall not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;
(e)    promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;
(f)    promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g)    upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
(h)    in the case of an Underwritten Offering, use its reasonable best efforts to furnish to the underwriters upon request, (i) an opinion of counsel for the Company dated the date of the closing under the underwriting agreement and (ii) a “cold comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Company and such other matters as such underwriters and Selling Holders may reasonably request;
(i)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders (which may be satisfied by making such information available on the SEC’s Electronic Data Gathering, Analysis and Retrieval system or any successor system known as “EDGAR”), as soon as reasonably practicable, an earnings statement, covering a period of twelve months beginning within three months after the Effective Date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(j)    make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;
(k)    use its reasonable best efforts to cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which the Common Stock are then listed or quoted;
(l)    use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;
(m)    provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the Effective Date of such registration statement;

(n)    enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities (including, in the case of an Underwritten Offering of $50 million or greater of Registrable Securities (calculated based on the Registrable Securities Amount), making appropriate officers of the Company available to participate in any “road show” presentations before analysts, and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities)); provided, however, that the officers of the Company shall not be required to dedicate an unreasonably burdensome amount of time in connection with activities for any Underwritten Offering;
(o)    if requested by a Selling Holder, (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and
(p)    if reasonably required by the Company’s transfer agent, use commercially reasonably efforts to promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer such Registrable Securities without legend, in accordance with applicable law, upon sale by the Holder of such Registrable Securities under the Registration Statement.
Notwithstanding anything to the contrary in this Section 2.04, the Company shall not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement without such Holder’s consent.
Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in Section 2.04(f), shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(f) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder shall, or shall request the Managing Underwriter, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
Section 2.05    Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.02(a) or Section 2.03(a) who has failed to timely furnish after receipt of a written request from the Company such information that the Company determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.
Section 2.06    Restrictions on Public Sale by Holders of Registrable Securities. To the extent requested by the Managing Underwriter, each Holder of Registrable Securities that participates in an Underwritten Offering will enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of Registrable Securities during the 60 calendar-day period beginning on the date of a prospectus or prospectus supplement filed with the SEC with respect to the pricing of such Underwritten Offering, provided that, notwithstanding the foregoing, (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the Underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed and (ii) that the restrictions set forth in this Section 2.06 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder. In addition, this Section 2.06 shall not apply to any Holder that is not entitled to participate in such Underwritten Offering, whether because such Holder delivered an Opt-Out Notice prior to receiving notice of the Underwritten Offering or because the Registrable Securities held by such Holder may be disposed of without restriction pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect).
Section 2.07    Expenses.
(a)    Expenses. The Company shall pay all reasonable Registration Expenses as determined reasonably and in good faith by the Board, including, in the case of an Underwritten Offering, the Registration Expenses of an Underwritten Offering, regardless of whether any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. For the avoidance of doubt, each Selling Holder’s pro rata allocation of Selling Expenses shall be the percentage derived by dividing (i) the number of Registrable Securities sold by such Selling Holder in connection with such sale by (ii) the aggregate number of Registrable Securities sold by all Selling Holders in connection with such sale. In addition, except as otherwise provided in Sections 2.07 and 2.08 hereof, the Company shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.
(b)    Certain Definitions. “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01 or an Underwritten Offering covered under this Agreement, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc., fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes, and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities, transfer taxes and fees and disbursements of counsel to the Selling Holders, except for the reasonable fees and disbursements of counsel for the Selling Holders required to be paid by the Company pursuant to Sections 2.07 and 2.08.
Section 2.08    Indemnification.
(a)    By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, members, partners, employees, agents and Affiliates and each Person, if any, who controls such Selling Holder or its Affiliates within the meaning of the Securities Act and the Exchange Act, and its directors, officers, members, partners, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, third party expenses incurred by or on such Holder’s behalf or liabilities (including reasonable attorneys’ fees and third party expenses incurred by or on such Holder’s behalf) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) such Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and shall reimburse each such Selling Holder Indemnified Person for any legal or other third party expenses reasonably incurred by or on such Holder’s behalf in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Company shall not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in such Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.
(b)    By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling

Holder expressly for inclusion in such Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.
(c)    Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.08. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is or may be entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, and does not contain any admission of wrongdoing by, the indemnified party.
(d)    Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e)    Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise. To the extent that any of the Holders is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that (i) the indemnification and contribution provisions contained in this Section 2.08 shall be applicable to the benefit of such Holder in its role as deemed underwriter in addition to its capacity as a Holder (so long as the amount for which any other Holder is or becomes responsible does not exceed the amount for which such Holder would be responsible if the Holder were not deemed to be an underwriter of Registrable Securities) and (ii) such Holder and its representatives shall be entitled to conduct the due diligence which would normally be conducted in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.
Section 2.09    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:
(a)    make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect), at all times from and after the date hereof (which may be satisfied by making such information available on EDGAR);
(b)    file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)    so long as a Holder owns any Registrable Securities, furnish, (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any similar provision then in effect) and (ii) unless otherwise available electronically at no additional charge via the SEC’s EDGAR system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.
Section 2.10    Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities under this Article II may not be transferred or assigned except pursuant to this Section 2.10.
(a)    If a Holder transfers or assigns all (and not less than all) of the Registerable Securities Beneficially Owned by such Holder, then such Holder may transfer or assign its rights pursuant to this Agreement to such transferee or assignee.
(b)    If a Holder transfers or assigns (A) 20% or more of the Registerable Securities issued on the Closing Date but less than all of the Registerable Securities issued on the Closing Date, then the transferee or assignee thereof shall be entitled to the rights granted to a Holder pursuant to this Agreement except those contained in Section 2.03 and (B) less than 20% of the Registerable Securities issued on the Closing Date, then the transferee or assignee thereof shall be entitled to the rights granted to a Holder pursuant to this Agreement except those contained in Sections 2.02 and 2.03.
(c)    In the case of any such transfer or assignment where the transferee or assignee shall have any rights of a Holder hereunder, the Holder making such transfer or assignment must provide the Company written notice of any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the Registerable Securities Beneficially Owned thereby.
Section 2.11    Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of the Required Holders, enter into any agreement with any current or future holder of any equity securities of the Company that would allow such current or future holder to require the Company to include equity securities in any registration statement filed by the Company on a basis other than pari passu with, or expressly subordinated to the piggyback rights granted to the Holders pursuant to Section 2.02; provided, that in no event shall the Company enter into any agreement that would permit another holder of securities of the Company to participate on a superior or pari passu basis (in terms of priority of cut-back based on advice of Underwriters) with a Holder requesting registration or takedown in an Underwritten Offering pursuant to Section 2.03(a).
Section 2.12    Termination of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Required Holders by the Company under this Article II shall terminate upon the date on which all Registrable Securities no longer constitute Registrable Securities in accordance with Section 1.02.

ARTICLE III
MISCELLANEOUS
Section 3.01    Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by electronic mail, courier service or personal delivery:
(a)    if to Kimmeridge:

c/o Kimmeridge Energy Management Company
412 West 15th Street, 11th Floor
New York, New York 10011
Attention:	Noam Lockshin
Email:	noam.lockshin@kimmeridge.com

With a copy to:

c/o Kimmeridge Energy Management Company
412 West 15th Street, 11th Floor
New York, New York 10011
Attention:	Tamar Goldstein
Email:	tamar.goldstein@kimmeridge.com

With a copy to (which shall not constitute notice):

c/o Sidley Austin LLP
1000 Louisiana Street, Suite 5900
Houston, Texas 77002
Attention:	Irving L. Rotter
George J. Vlahakos
Email:	irotter@sidley.com
gvlahakos@sidley.com

(b)    if to a transferee of Kimmeridge, to such Holder at the address provided pursuant to Section 2.10 above; and
(c)    if to the Company:

Callon Petroleum Company
2000 W. Sam Houston Parkway S., Suite 2000
Houston, TX 77042
Attention:	Michol L. Ecklund, Senior Vice President, General Counsel and Corporate Secretary
Email:	mecklund@callon.com
legal@callon.com

With a copy to (which shall not constitute notice):

c/o Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
Attention:	Sean T. Wheeler, P.C.
Michael W. Rigdon
Email:	sean.wheeler@kirkland.com
michael.rigdon@kirkland.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via electronic mail; and when actually received, if sent by courier service or any other means.
Section 3.02    Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
Section 3.03    Assignment of Rights. The rights, interests or obligations of the Holders hereunder may not be transferred or assigned, by operation of law or otherwise, in whole or in part, by the Holders without the prior written consent of the Company, except in accordance with Section 2.10 hereof.
Section 3.04    Recapitalization, Exchanges, Etc. Affecting the Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, acquisition, consolidation, reorganization, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, share splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement.

Section 3.05    Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
Section 3.06    Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.
Section 3.07    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, including facsimile or .pdf counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
Section 3.08    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 3.09    Governing Law. This Agreement, including all issues and questions concerning its application, construction, validity, interpretation and enforcement, shall be construed in accordance with, and governed by, the laws of the State of New York without regard to the choice of law or conflicts of law.
Section 3.10    Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 3.11    Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
Section 3.12    Entire Agreement. This Agreement and the Exchange Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Exchange Agreement with respect to the rights granted by the Company set forth herein. This Agreement and the Exchange Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter, including the Existing Registration Rights Agreement which shall terminate upon on the execution hereof, and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.
Section 3.13    Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and the Required Holders; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the prior written consent of such Holder.
Section 3.14    No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
Section 3.15    Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Required Holders (and its permitted transferees and assignees) and the Company shall have any obligation hereunder. No recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Required Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Required Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate thereof, as such, for any obligations of the Required Holders under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of a Required Holders hereunder.
Section 3.16    Interpretation. Article and Section references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The words “include,” “includes” and “including” or words of similar import shall be deemed to be followed by the words “without limitation.” A term has the meaning assigned to it. Words in the singular include the plural, and words in the plural include the singular. The word “or” is not exclusive. The words “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. References to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations). Whenever any determination, consent or approval is to be made or given by the Required Holders (and its transferees or assignees) under this Agreement, such action shall be in the Required Holder’s (and its transferees or assignees) sole discretion unless otherwise specified. Unless expressly set forth or qualified otherwise (e.g., by “Business” or “trading”), all references herein to a “day” are deemed to be a reference to a calendar day.
(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

CALLON PETROLEUM COMPANY

By:
Name:
Title:

Signature Page to Registration Rights Agreement

CHAMBERS INVESTMENTS, LLC

By:
Noam Lockshin
Manager

Signature Page to Registration Rights Agreement